Exhibit 99.1

™
P R E S S R E L E A S E
Agile Software Corporation
One Almaden Boulevard
San Jose, CA 95113-2253
Voice: (408) 975-3900
Fax: (408) 271-4862

FOR IMMEDIATE RELEASE

Media Contacts:

Kelly Casey
Agile Software Corporation
kelly.casey@agile.com
408.999.7063

Agile Acquires oneREV as Next Step in Plan to Deliver End-to-end
Management of the Product Record

San Jose, Calif.—January 28, 2003—Agile Software Corporation (Nasdaq: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced that it has recently completed the acquisition of oneREV, Inc. of Cupertino, California. The acquisition adds important enabling technology which benefits Agile’s customers by speeding the exchange of information between Agile™ systems and external information sources, including information from supply chain partners, from customers’ internally maintained information warehouses, or from external supplier catalogs.

The increasing pace of product innovation, combined with a move toward outsourced manufacturing, means that manufacturing companies have become increasingly involved in complex product networks to meet changing market demands. This expanding supplier network depends on a constant flow of product information, with information communicated in dozens—even hundreds—of data formats and reflecting a variety of information systems and component naming conventions.

“The constant translation of product information, as it passes from one format or one parts nomenclature to another and back again, is time consuming and error prone, and presents product companies and their supplier networks with enormous risk for increased product delay and cost, diminished product margins, and decreased customer retention as product innovation is slowed,” said Kevin O’Marah, Vice President of Product Lifecycle Management Research at AMR Research. “OneREV’s technology is meant to address the tricky and critical problem of mapping semantics across different systems. This technology should further streamline inbound communication of product definition data packets to EMS organizations.”

“Today, there are great companies with a strong value proposition like oneREV that don’t have the resources to grow as fast as they otherwise could, due to current market conditions. Agile’s extensive customer base and strong balance sheet can help companies like oneREV achieve their goals,” said Tal Ball, Senior Vice President of Global Consulting at Agile. “We have a vision to provide solutions extending the product record from end-to-end across the value chain, and have steadily expanded our footprint in the last 18 months toward that vision. oneREV adds yet another high value and proven solution to Agile customers looking to reduce operating costs and improve margins across their supply chains.”

“oneREV’s technology creates significant additive value for Agile customers, and powerful leverage for the Agile product line, by enabling Agile to take this step forward in achieving its vision of end-to-end ownership of the product record,” said Nageen Sharma, CEO, oneREV. “This move will provide product companies with the speed and accuracy they seek as they look to bring better, more profitable products to market, and position them to better leverage the rich product information currently available from their supply chain partners and in the market place.”

Details of this transaction, which was completed on December 31, 2002, will not be released.

To learn more about Agile product lifecycle management solutions, go to www.agile.com.

About Agile Software

Agile Software Corporation (NASDAQ: AGIL) provides product lifecycle management (PLM) solutions used by companies to build better, more profitable products faster. 800+ customers use Agile solutions, including Metaldyne, Behr, Alps, Lennox, B/E Aerospace, Dell Computer, Flextronics International, FujiFilm, GE Medical, Hewlett Packard, InFocus, International Paper, Lucent, Nvidia, Philips, Precor, and Texas Instruments. Agile Product Collaboration™, Agile Product Cost Management™, Agile Product Service & Improvement™, Agile Program Execution™, and Agile Engineering™ solutions help companies reduce materials costs, rapidly introduce products to meet demand, and substantially improve productivity and product quality. For more information, call 408-975-3900 or visit Agile at www.agile.com.

“Safe Harbor” Statement Under the 1995 Private Securities Litigation Reform Act:
This release includes forward-looking statements regarding Agile’s product offerings, the performance and capability of Agile’s products, the benefits derived by Agile’s customers from utilization of its products and Agile’s customer base. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those predicted in the forward-looking statements, and are based upon information available to Agile as of the release date. We assume no obligation to update any such statements. Factors that could cause actual results to differ include, but are not limited to, declining economic conditions that could affect the overall demand for our software and services resulting in decreased revenues or lower revenue growth; cutbacks, reductions and delays by customers in purchases of our software; unforeseen problems in the products that delay implementation or affect the performance of the product, inability of our products to deliver the return on investment or other benefits expected, unforeseen expenses in future quarters; delays and difficulties in introducing competitive new products and upgrades of products. These and other risk factors and risks associated with our business are discussed in the Company’s quarterly and annual reports filed with the SEC.